SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement      [   ]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[ x ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.240.14a-12

                               RECOTON CORPORATION
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, of other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:
       (2)  Aggregate number of securities to which transaction applies:
       (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth
            the amount on which the filing fee is calculated and
            state how it was determined):
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[   ]  Fee previously paid with preliminary materials.
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       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:
       (2)  Form, Schedule or Registration Statement No.:
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       (4)  Date Filed:

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RECOTON(R)                                             RECOTON CORPORATION
                                                       2950 LAKE EMMA ROAD
                                                       LAKE MARY, FLORIDA 32746

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                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Recoton Corporation. It will be held on Wednesday, June 7, 2000 at 2:00 p.m. in the Conference Room, 11th Floor of the Chase Manhattan Bank, 270 Park Avenue, New York, New York. The following items of business will be discussed and voted on at the meeting:

          (1)  The election of four directors for a term of three years;

          (2) The ratification of the appointment of Deloitte & Touche LLP as independent auditors of Recoton Corporation for the fiscal year ending December 31, 2000;

          (3) An amendment of the Company's 1998 Stock Option Plan to increase the number of shares authorized for grant; and

          (4) Such other business as may properly come before the Annual Meeting or any adjournments.

          A telephone conference connection will be made available at our Florida facilities, 2950 Lake Emma Road, Lake Mary, Florida, for shareholders who would care to attend the meeting at that location. Only shareholders of record at the close of business on April 21, 2000 will be entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments.

          YOUR VOTE IS VERY IMPORTANT. SHAREHOLDERS OF RECORD CAN VOTE IN ANY ONE OF THE FOLLOWING THREE WAYS:

          o BY MAIL      -    fill in, sign and date your enclosed proxy card
                              and return it promptly in the enclosed
                              postage-paid envelope.

          o BY TELEPHONE -    call the toll-free telephone number on your
                              proxy/voting instruction card.

          o VIA INTERNET -    visit the web site on your proxy/voting
                              instruction card to vote via the Internet.

          If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for you to vote your shares.

          Any proxy may be revoked at any time prior to its exercise at the meeting.

                                       Joseph H. Massot
                                       Senior Vice President-Administration and
                                          Human Resources and Secretary

Lake Mary, Florida
May 3, 2000

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RECOTON(R)                                        RECOTON CORPORATION
                                                  2950 LAKE EMMA ROAD
                                                  LAKE MARY, FLORIDA 32746

-------------------------------------------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 7, 2000


                               VOTING INFORMATION

PURPOSE

          The 2000 Annual Meeting of Recoton Corporation will be held on Wednesday, June 7, 2000, for the purposes and at the time and location set forth in the attached notice of annual meeting. The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company in connection with the Annual Meeting or any postponement or adjournment of the meeting.

WHO CAN VOTE

          You are entitled to vote at the Annual Meeting or any adjournment if you were a holder of record of Recoton Corporation common shares at the close of business on April 21, 2000, the record date for the Annual Meeting. Your shares can be voted only if you or a person holding your proxy is present at the meeting.

SHARES OUTSTANDING

          The only securities entitled to vote at the Annual Meeting are the Company's common shares, $.20 par value per share. On April 21, 2000, there were 11,739,856 common shares outstanding. To our knowledge, no person owned beneficially more than 5% of the outstanding common shares except as otherwise noted on pages 17-18.

VOTING OF SHARES

          Each share represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. You may vote in person or by proxy.

VOTING BY PROXY

          If you hold your shares in your own name as a holder of record, you may instruct the proxies how to vote your shares by using the toll free telephone number or the Internet voting site listed on the proxy/voting instruction card or by signing, dating and mailing the proxy card in the postage paid envelope that we have provided to you. Of course, you can always come to the meeting and vote your shares in person. When you use the telephone system or our Internet voting site, the system verifies that you are a shareholder through the use of a unique Personal Identification Number that is assigned to you. The procedure allows you to instruct the proxies how to vote your shares and to confirm that your instructions have been properly recorded. Specific directions for using the telephone and Internet voting systems are on the proxy/voting instruction card. The Internet and telephone voting procedures are available 24 hours, 7 days a week until 11:59 p.m., Eastern Daylight Time, on June 6, 2000. Whichever of these methods you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. If you sign and return a proxy/voting instruction card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

          If you do not wish to have our proxies vote your shares, you may designate one or more persons to act as your proxy instead of those persons designated on the proxy card. To give another person authority, strike out the name or names appearing on the enclosed proxy card, insert the name or names of another person or persons and deliver the signed card to such person or persons. The persons designated by you must present the signed proxy card at the meeting in order for your shares to be voted.

          IF SHARES ARE HELD THROUGH A BROKER, NOMINEE, FIDUCIARY OR OTHER CUSTODIAN, YOU MUST PROVIDE VOTING INSTRUCTIONS TO THE RECORD HOLDER IN ACCORDANCE WITH THE RECORD HOLDER'S REQUIREMENTS IN ORDER TO ENSURE THE SHARES ARE PROPERLY VOTED.

MAILING DATE

          This proxy statement, the accompanying form of proxy and the notice of annual meeting are first being sent or given to you and the other shareholders of the Company on or about May 4, 2000.

REQUIRED VOTES

          Shareholders representing a majority of the common shares outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. Under the New York Business Corporation Law, any corporate action, other than the election of directors, must be authorized by a majority of the votes cast, except as otherwise required by such law or Recoton's Certificate of Incorporation with respect to a specific proposal, and the four nominees for the four directorships being voted on receiving the highest number of votes will be elected as directors.

TABULATION OF VOTES

          When a shareholder abstains from voting or in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions (so-called broker non-votes), those shares will not be included in the vote totals and therefore will have no effect on the vote. Such shares will, however, be counted as "present" for determining a quorum.

          In situations where the approval of a specified percentage of our outstanding shares is required for passage of a proposal, an abstention or a broker non-vote will have the same practical effect as a vote cast against the proposal. None of the matters slated for consideration at this year's annual meeting require approval by a specified percentage of our outstanding shares.

REVOCATION OF PROXY

          To revoke your proxy instructions, you must advise Recoton's Secretary in writing before your shares have been voted by the proxies at the meeting, deliver later proxy instructions, or attend the meeting and vote your shares in person. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions to the proxies, you should revoke or amend your prior instructions in the same way you initially gave them C that is, by telephone, Internet or in writing. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

          Your vote is important. Please sign, date and return your proxy card or vote by phone or Internet so that a quorum may be represented at the meeting.


                                   PROPOSAL I
                              ELECTION OF DIRECTORS

          The 11 directors of the Company are divided into substantially equal classes having staggered terms of three years. At the Annual Meeting, four directors will be elected, each for a three-year term. It is intended that the proxies named in the enclosed form of proxy will vote for the election of the nominees named below for terms expiring at the Annual Meeting in 2003 (or for substitute nominees if contingencies not currently known prevent such persons from taking office) unless the shareholders submitting proxy votes specify otherwise. The other directors will continue in office for the remainder of their terms as indicated below.

          Each of the nominees has served as a director during the fiscal year ended December 31, 1999. If voting by proxy with respect to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes for specific nominees.

          The Board of Directors unanimously recommends that shareholders vote FOR the election as directors of the nominees listed below for terms expiring in 2003. If any nominee should be unable to serve at the time of the Annual Meeting, the shares to be voted for such nominee which are represented by proxies will be voted for a substitute nominee designated by the Board or, alternatively, the size of the Board will be reduced. The Board knows of no reason why any of the nominees will be unable to serve at the time of the Annual Meeting.


NAME AND POSITION
WITH THE COMPANY                   BUSINESS EXPERIENCE, DIRECTORSHIPS AND AGE


                                   NOMINEES FOR TERMS EXPIRING IN 2003


Jerry Kalov, DIRECTOR              Mr. Kalov, 64, was the President of Cobra
                                   Electronics Corporation, a public consumer electronics company from 1985 until his retirement in 1998 and served as a director until December 1999. He has also been a senior partner in a venture capital and management consulting firm, the President of Harman International Industries and its subsidiary JBL Incorporated and the President of Jensen International. Mr. Kalov is a member of the Executive Board of the Consumer
                                   Electronics Association and the Board of Governors of the Electronics Industries
                                   Association and a trustee of the Electronic
                                   Industries Foundation. He is a director of Wells-Gardner Electronics Corporation, a public corporation primarily supplying monitors and related items to the gaming and amusement industry.

Ann R. Leven, DIRECTOR             Ms. Leven, 59, is a Director of the Delaware
                                   Group of Mutual Funds and a Governor of The
                                   Investment Company Institute. She was the
                                   Treasurer and Chief Fiscal Officer of the
                                   National Gallery of Art from 1994 to 1999.
                                   She has also been Treasurer and Chief Fiscal
                                   Officer of the Smithsonian Institution,
                                   Treasurer of The Metropolitan Museum of Art,
                                   Vice President and Senior Corporate Planning
                                   Officer of The Chase Manhattan Bank and
                                   Adjunct Professor at Columbia University
                                   Graduate School of Business.

Ronald E. McPherson,               Mr. McPherson, 71, has served as a director
  DIRECTOR                         of Recoton since 1969. He was Secretary of
                                   Recoton from 1964 and a Vice President from 1978, until his retirement in 1989.

Peter Wish, EXECUTIVE VICE         Mr. Wish, 64, has served as a director of
   PRESIDENT-ADMINISTRATION,       Recoton since 1969 and as  Executive Vice
   RECOTON ACCESSORIES             President-Administration of the Recoton
   DIVISION AND DIRECTOR           Accessories Division since 1999 (and in the
                                   same position in Recoton before such division was established from 1992 until 1999).

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002


Robert L. Borchardt,               Mr. Borchardt, 62, has served as a director
   CHAIRMAN, PRESIDENT,            of Recoton since 1964, as President since
   CHIEF EXECUTIVE OFFICER         1976, as Chief Executive Officer since 1996
   AND DIRECTOR                    and as Chairman since 1998.  He previously
                                   served as Co-Chairman from 1992 until 1998
                                   and Co-Chief Executive Officer from 1992 until 1996. He is past Chairman and currently on the Executive Board of the Consumer
                                   Electronics Association, a division of the Electronic Industries Alliance, is Vice
                                   Chairman and on the Executive Board of
                                   Governors of the Electronic Industries
                                   Alliance and is a trustee of the Electronics
                                   Industries Foundation. He may be deemed to be a control person of Recoton.

George Calvi, DIRECTOR             Mr. Calvi, 49, has served as a director
                                   of Recoton since 1984. He was Vice President from 1978 until 1988, Senior Vice
                                   President-Sales and Marketing from 1988 until 1992 and Executive Vice President-Sales and
                                   Marketing of the Company from 1992 until 1996.

Paul E. Feffer, DIRECTOR           Mr. Feffer, 78, has served as a director of
                                   Recoton since 1996. He has been Chairman of Feffer Consulting Co., Inc., an international media consulting firm, since 1991.

Stuart Mont, EXECUTIVE             Mr. Mont, 59, has served as a director of
   VICE PRESIDENT-                 Recoton since 1975, as Executive Vice
   OPERATIONS, CHIEF               President-Operations since 1992 and as Chief
   OPERATING OFFICER AND           Operating Officer since 1993.  He previously
   DIRECTOR                        served as Chief Financial Officer from 1992
                                   until 1999 and Secretary from 1989 until 1999. Mr. Mont has also served as President of Recoton Canada Ltd. since 1992.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2001


Irwin S. Friedman,                 Mr. Friedman, 66, has served as a director
  DIRECTOR                         of Recoton since 1982.  He has been
                                   President, Chief Executive Officer and the principal shareholder of I. Friedman
                                   Equities, Inc., a corporate financial
                                   consulting firm, for more than five years. He has also been a director of The Kushner-Locke
                                   Company, a California-based publicly traded media company, since 1998.

Joseph M. Idy,                     Mr. Idy, 59, has served as a director of
  DIRECTOR                         Recoton since 1990.  He has been Senior Vice
                                   President of PaineWebber Inc. since 1989.

Joseph H. Massot, SENIOR           Mr. Massot, 55, has served as Senior Vice
   VICE PRESIDENT-                 President-Administration and Human Resources
   ADMINISTRATION AND              since 1999, as Secretary since 1999 and as a
   HUMAN RESOURCES,                director of Recoton since 1985. He previously
   SECRETARY AND DIRECTOR          served as Principal  Accounting Officer, Vice
                                   President and Treasurer from 1989 until 1999 and as Assistant Secretary from 1983 until 1999.

BOARD COMMITTEES

          The Board has a standing Audit Committee, Compensation and Option Committee and Finance Committee but does not have a nominating committee.

          AUDIT COMMITTEE. The Audit Committee is currently composed of Mr. Friedman (Chair), Mr. Feffer, Mr. Kalov and Ms. Leven. It met six times in 1999. It performs activities, and reviews and makes recommendations, relating to the accounting controls, audit and financial statements of the Company.

          COMPENSATION AND OPTION COMMITTEE. The Compensation and Option Committee is currently composed of Ms. Leven (Chair), Mr. Feffer, Mr. Idy and Mr. McPherson, none of whom is an employee of the Company. Its function is to review compensation issues, approve salaries and review benefit programs for the executive officers, review and recommend stock compensation and other incentive compensation plans and approve any employment contracts with, or other contractual benefits for, executive officers. Effective January 1, 2000 this committee was merged with the committees under the Company's stock option and stock bonus plans, which make awards under, prescribe rules for and interpret the provisions of the 1998 Stock Option Plan and the Stock Bonus Plan, and prescribe rules and interpret the provisions of the 1982 Stock Option Plan, 1991 Stock Option Plan and Nonqualified Stock Option Plan for options remaining under those plans. The predecessor committees meet four times in 1999.

          FINANCE COMMITTEE. The Finance Committee was formed late in 1999 and it did not meet during the year. It is composed of Mr. Kalov (Chair), Mr. Friedman, Mr. Joseph M. Idy and Ms. Leven. It advises the Board with respect to the financing of the Company, including the review of financial transactions, mergers and acquisitions.

COMPENSATION OF DIRECTORS; ATTENDANCE

          During 1999, none of the directors who are employees of the Company received any compensation in addition to regular compensation from the Company for any services as a director or as a member of a committee of the Board of Directors. Each of the directors who was not an employee of the Company received an annual retainer of $10,000 in 1999 and was reimbursed for expenses, if any, incurred in attending meetings. In 1999 each non-employee director also received a grant of options under the Company's 1998 Stock Option Plan for 3,000 shares at an exercise price of $7.4375 per share exercisable at any time until December 1, 2009. See "Certain Relationships and Related Transactions" for transactions with directors or their affiliates for services other than as a director. Effective as of January 1, 2000 the annual retainer for each non-employee director was increased to $12,000 per year, a per meeting fee was established ($1,500 for in-person meetings and $750 for telephonic meetings) and compensation for committee involvement was established (with an annual fee of $2,000 to be paid to the Chair of the Audit Committee and $1,000 to be paid to the Chairs of the Compensation and Option Committee and the Finance Committee, and per meeting fees to be paid at the rate of $1,000 for each in-person Audit Committee meeting, $500 for each telephonic Audit Committee meeting and $500 for each in-person or telephonic meeting of the Compensation and Option Committee and Finance Committee, with per meeting fees to be reduced by 50% if the meetings are held in conjunction with a full Board meeting and to be reduced to $250 for telephonic meetings of the Compensation and Option Committee which do not exceed 15 minutes).

          The Board of Directors held 13 meetings and acted by consent once during 1999. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of which they were members in 1999. Directors discharge their responsibilities to the Company not only by attending Board and committee meetings but also through communications with Company management relative to matters in which their expertise and interest are appropriate.


                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND OPTION COMMITTEE ON COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY*

          COMPENSATION PHILOSOPHY

          The Company's philosophy for executive compensation has been to provide competitive levels of compensation, to reward above average overall corporate performance, to recognize individual initiative and achievement and to assist the Company in attracting and retaining qualified management. The Company has not historically determined compensation based on rigid formulas, fixed targets or weighing of specific criteria. The Company does not offer a defined benefit or defined contribution retirement plan requiring mandatory contributions by the Company. Employees may elect to participate in the Company's 401(k) plan but the Company does not match employee contribution.

--------
* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


          BASE SALARIES

          Base salary compensation for each executive officer not the subject of an employment agreement is determined by the potential impact which such executive officer has on the Company, the skills and experience required by the position and the officer's level of responsibility. While there is no assurance that base salaries will always increase, the basic assumption is that such salaries will increase from year-to-year to reflect an employee's greater responsibility in the Company and to keep pace with inflation. Increases for 1999 reflect both such factors.

          INCENTIVE COMPENSATION

          Annual incentive compensation for each executive officer not the subject of an employment agreement is based primarily on corporate earnings, and an assessment by management and the Committee of such executive officer's role in helping the Company to generate such earnings. This assessment may include, but is not limited to, an informal review of the individual's contributions in areas such as leadership, decision making and financial management.

          These factors were utilized in determining incentive compensation for the executive officers with respect to 1999. Such awards were made exclusively in cash.

          STOCK OPTIONS

          The Company has periodically granted stock options in order to provide certain of its executives and other employees with a competitive total compensation package, reward them for their contribution to the Company's long-term share performance and provide incentives to encourage future efforts. Options are generally granted to key personnel, other employees in recognition of merit and each employee who has worked for the Company a minimum of five years. In 1999 option grants were made accordingly. Options were issued under the employment agreement with Robert Borchardt with respect to the growth in the Company's earnings between 1996 and 1997. No options were granted to Mr. Borchardt with respect to changes in earnings between 1997 and 1998 or between 1998 and 1999.

          Employee options generally have an option price that is not less than the fair market value of the shares on the date of grant. The terms of the options and the dates after which they become exercisable are established by the Compensation and Option Committee, subject to plan terms. The Board feels that share ownership by employees is beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value.

          CHIEF EXECUTIVE OFFICER'S COMPENSATION

          Mr. Borchardt, currently the Company's Chief Executive Officer, Chairman of the Board and President, is being compensated pursuant to an employment agreement entered into effective as of January 1, 1995. For a more complete description of the employment agreement with Mr. Borchardt, see "Employment Contracts and Change-in-Control Arrangements" appearing elsewhere in this proxy statement.

          COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

          Section 162(m) of the Internal Revenue Code of 1986, as amended (the
Code) generally disallows a tax deduction to public companies for compensation over $1 million received by a corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee has reviewed employment arrangements to determine whether any actions with respect to this limit should be taken by the Company. No executive officer employed by a company paying United States taxes received cash (deferred or non- deferred) compensation substantially in excess of $1,000,000 in 1999; it is not anticipated that any such executive officer of the Company other than Mr. Borchardt would receive any such cash compensation in excess of this limit during 2000 and, with respect to Mr. Borchardt, it can not be determined whether he would waive receipt of any portion of his contractually mandated bonus. Therefore, during 1999 the Committee did not take any action to comply with the limit. Options granted under the Company's stock option plans qualify as performance-based compensation assuming satisfaction of all other applicable requirements. The Committee will continue to monitor this situation and will consider taking appropriate action if it is warranted in the future, including possible renegotiation of the employment agreement with Mr. Borchardt to conform to the exemptions allowed under the IRS regulations.

          CONCLUSION

          The Company and management have concurred that the present compensation program for those employees not covered by employment agreements merits review. William M. Mercer Incorporated has been hired to undertake such a study and report to management and the Board with recommendations, if any, for change in the current year.

          The Committee believes the employment agreements for the Chairman of the Board and certain subsidiary officers hired in connection with acquisitions currently compensates these officers in a manner that relates to performance and to the shareholders' long-term interests. The Committee will continue to review such agreements, with respect to both overall arrangements and the compensation of specific officers.

                                  Respectfully submitted,

                                  For the Compensation and Option Committee:

                                  Paul E. Feffer
                                  Joseph M. Idy
                                  Ann R. Leven
                                  Ronald E. McPherson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          For a list of the current members of the Compensation and Option Committees, see page 6. Irwin Friedman was also a member of the previous Compensation Committee in 1999. No person who was in 1999 a member of the Company's Compensation and Option Committee (or the previous Compensation Committee) was employed by the Company at the time of membership on the committee. Mr. McPherson was an officer and employee of the Company until 1989. A company of which Mr. Friedman is principal was under retainer by the Company as a consultant during 1999 (see "Certain Relationships and Related Transactions"). No director of the Company served during the last completed fiscal year as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission (SEC).

COMPENSATION TABLES

          This section of the Proxy Statement discloses fiscal 1999 plan and non-plan compensation awarded or paid to, or earned by, the (i) Company's Chief Executive Officer (CEO) and (ii) the Company's four most highly compensated executive officers other than the CEO who were serving as executive officers at December 31, 1999 (together, these five persons are sometimes referred to as the Named Executives).


                           SUMMARY COMPENSATION TABLE

          The following table contains compensation data for the Named Executives for the past three fiscal years:

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                                                                                                LONG-TERM COMPENSATION
                                                                                      ---------------------------------------------
                                                                                                                         PAY-
                                     ANNUAL COMPENSATION                                           AWARDS                OUTS
                                   ------------------------------------------------------------------------------------------------

                                                                    OTHER       RESTRICTED      SECURITIES      LTIP
                                                                   ANNUAL         SHARES        UNDERLYING      PAY-     ALL OTHER
  NAME AND PRINCIPAL                 SALARY          BONUS      COMPENSATION      AWARDS          OPTIONS       OUTS    COMPENSATION
       POSITION            YEAR       ($)(1)         ($)(2)        ($)(3)           ($)             (#)          ($)        ($)(4)
-----------------------------------------------------------------------------------------------------------------------------------
Robert L. Borchardt,       1999      $1,131,185  $           0       --             --             50,000        --       $14,722
 CHAIRMAN, CEO             1998       1,065,487         87,697       --             --            230,975        --        19,765
  AND PRESIDENT            1997       1,007,793        150,000       --             --            250,000(5)     --        22,621
Stephen Chu(6)             1999         512,248     1,841,9447       --             --             70,000        --        20,531
   PRESIDENT, STD          1998         391,098     4,179,2917       --             --             50,000        --        20,813
  HOLDING LIMITED          1997         360,208     4,029,9247       --             --               --          --        21,736
 Stuart Mont, COO AND      1999         293,956         85,000       --             --             30,000        --        24,953
EXECUTIVE VICE             1998         276,076        110,000       --             --             30,000        --        42,644
PRESIDENT-OPERATIONS       1997         217,240        125,000       --             --               --          --        37,658
 Peter Wish, EXECUTIVE     1999         236,787         60,000       --             --             10,000        --         5,471
VICE PRESIDENT-            1998         226,437         80,000       --             --              5,000        --         7,197
ADMINISTRATION,            1997         218,548         90,000       --             --               --          --        11,876
RECOTON ACCESSORIES
DIVISION
 Arnold Kezsbom(8),        1999         187,005         60,000       --             --             30,000         --        4,518
SENIOR VICE PRESIDENT-     1998         143,410         60,000       --             --              5,000         --        4,720
FINANCE, TREASURER         1997         119,040         45,000       --             --               --           --        7,097
AND CHIEF FINANCIAL
OFFICER

-----------------------------------------------------------------------------------------------------------------------------------
1    Includes amounts allocated to the executive's deferred compensation account for each for Mr. Borchardt of $58,080 for 1999, $53,123 for 1998 and
     $52,733 for 1997; and Mr. Wish of $15,161 for 1999, $15,146 for 1998 and
     $14,907 for 1997 (see "EMPLOYMENT CONTRACTS AND CHANGES-IN- CONTROL
     ARRANGEMENTS" below).
2    Represents bonus awards determined for the performance year indicated, whether paid in such year or paid in the following year.
3    The column "Other Annual Compensation" includes the value of certain personal benefits only where the value is greater than the lower of $50,000 or 10% of an executive's salary and bonus for the year.
4    Consists of (a) the vested portion of the Company's contribution pursuant to the Recoton Corporation Employees' Profit Sharing Plan for each of the named Executive Officers other than Mr. Chu (who is not a participant in such plan) of $4,283 for 1999 (estimate), $4,389 for 1998 and $9,068 for
     1997 ($6,905 for Mr. Kezsbom in 1997)), (b) premiums paid by the Company for split dollar insurance arrangements for Mr. Borchardt of $9,251 for
     1999, $11,866 for 1998 and $10,741 for 1997; (c) premiums paid by the
     Company for life insurance over $50,000 in principal amount for the direct or indirect benefit of Mr. Borchardt of $1,188 for 1999, $3,510 for 1998 and $2,812 for 1997; for Mr. Mont of $774 for 1999, $1,800 for 1998 and
     $1,875 for 1997; for Mr. Wish of $1,188 for 1999, $2,808 for 1998 and
     $2,808 for 1997; and for Mr. Kezsbom of $236 for 1999, $331 for 1998 and
     $192 for 1997; (d) premiums paid by the Company for life insurance for the benefit of Stephen Chu; and (e) the value of interest assumed by the
     Company on relocation and other loans for Mr. Mont of $19,896 for 1999,
     $36,455 for 1998 and $26,715 for 1997.
5    Consists solely of repriced options previously granted in 1994 and 1995.
6    Mr. Chu's position was not considered an executive office until 1998.
     Salary data includes a housing allowance of $123,936 for 1999 (estimate),
     $124,031 for 1998 and $122,093 for 1997.
7    Consists of payments from a bonus pool established in connection with the acquisition of STD Holding Limited in 1995. The amount of the payments from the bonus pool with respect to 1997 and 1998 were settled in 1999 but were earned in the years noted above. The amount with respect to 1999 is an estimate and will be paid in 2001 after final calculation. For further information, see "EMPLOYMENT CONTRACTS AND CHANGE- IN-CONTROL ARRANGEMENTS
     - STEPHEN CHU EMPLOYMENT AGREEMENT" below.
8    Mr. Kezsbom's prior position was not considered an executive office until
     1998.


                              OPTION GRANTS IN 1999

          The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executives during 1999 (the Company has not granted any stock appreciation rights - sometimes referred to as SARs):


                                           INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------------------------
                         NUMBER OF SECURITIES    PERCENT OF TOTAL OPTIONS      EXERCISE
                          UNDERLYING OPTIONS     GRANTED TO EMPLOYEES IN        PRICE          EXPIRATION         GRANT DATE
            NAME             GRANTED (#)(1)            FISCAL YEAR            ($/SHARE)(2)       DATE(3)        PRESENT VALUE($)(4)
-----------------------------------------------------------------------------------------------------------------------------------
Robert L. Borchardt             50,000                     6.0%                $7.4375          12/1/09            $276,806
Stephen Chu                     70,000                     8.4%                $7.4375          12/1/09             312,505
Stuart Mont                     30,000                     3.6%                $7.4375          12/1/09             133,931
Peter Wish                      10,000                     1.2%                $7.4375          12/1/09              26,498
Arnold Kezsbom                  30,000                     3.6%                $7.4375          12/1/09             133,931
-----------------------------------------------------------------------------------------------------------------------------------
1    Except as otherwise noted, all options vest over a five year period, 20%
     per year, commencing on the first anniversary of the date of grant. Mr.
     Wish's options vest over a two year period. In the event of death, disability or retirement at or after age 65 unvested installments become fully exercisable. In the event of death or disability options are fully exercisable by the optionee or the optionee's legal representative for one year following the event, and in the event of termination of employment for any other reason except "cause" the options are fully exercisable by the optionee for three months, or until the normal expiration date, whichever occurs first. Options also become fully exercisable in the event of a
     "change of control" of the Company as defined in the relevant option plan.
2    The exercise price is equal to the fair market value of the Company's common shares on the date of the grant.
3    Subject to earlier termination in case of termination of employment.
4    The estimated present value of the stock options as of their grant date was calculated using the Black-Scholes option pricing model. The assumptions used in the model include (a) an expected Recoton stock price volatility of
     57.4%, (b) risk-free interest rates ranging from 5.98% to 6.55%, (c) no dividends being paid and (d) all options being exercised at the end of their expected holding period (ten years for the options held by Mr.
     Borchardt, two years for the options held by Mr. Wish and 5.9 years for the other options). Whether these assumptions will prove accurate cannot be known at the date of grant. Executives may not sell or assign any stock options (other than assignments which may be allowed to family members in certain circumstances), which have value only to the extent of share price appreciation, which will benefit all shareholders commensurately. Actual gains, if any, on stock option exercises and stock holdings are dependent on the market price of the Company's common shares at the dates of exercise and sale.

                       AGGREGATED OPTION EXERCISES IN 1999
                         AND 1999 YEAR-END OPTION VALUES

         The following table sets forth information with respect to the Named Executives concerning the exercise of options during 1999 and unexercised options held at year-end:


                                                                    NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                                                     OPTIONS AT 12/31/99               AT 12/31/99 (S)(1)
------------------------------------------------------------------------------------------------------------------------------------
                            SHARES VALUE
                        ACQUIRED ON REALIZED
           NAME             EXERCISE (#)          ($)(1)       EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------------
Robert L. Borchardt            - 0 -                  -            863,050           160,000         $756,004          $  78,125
Stephen Chu                    - 0 -                  -             10,000           110,000                0            109,375
Stuart Mont                    21,334             $172,016          49,834            58,000           30,244             46,875
Peter Wish                     - 0 -                  -             27,500            16,000                0             15,625
Arnold Kezsbom                 - 0 -                  -              3,400            33,000                0             46,875
------------------------------------------------------------------------------------------------------------------------------------
1   Market value of underlying securities at exercise or year end, as applicable, minus the exercise price. The per share closing sale price on the Nasdaq Stock Market on December 31, 1999 was $9.00. Certain options granted from 1993 through 1998 were excluded since they were not in the money at year-end.

Employment Contracts and Change-In-Control Arrangements

          ROBERT L. BORCHARDT EMPLOYMENT AGREEMENT. Effective January 1, 1995, the Company entered into an employment agreement with Robert L. Borchardt, currently its Chief Executive Officer, Chairman of the Board and President, for a ten year term. The agreement is automatically renewed thereafter for successive two-year periods unless either party affirmatively elects to not renew. Such agreement provides for a base annual salary of $850,000 which is adjusted annually to reflect the greater of the changes in the consumer price index or 6% ($1,073,000 effective January 1, 1999) and an annual bonus equal to two percent of the Company's net income after taxes for the just-completed year but before deducting the bonus (Net Income Before Bonus or NIBB) (but in no event more than two percent of the corresponding NIBB for the prior year) plus five percent of the amount by which such NIBB number for the just-completed year exceeds the NIBB number for the prior year. Mr. Borchardt waived the right to receive certain portions of his 1997 bonus. The agreement requires the Company to exercise its best efforts to grant the employee during the employment term options on 250 shares for each $10,000 by which the NIBB for each just-completed year during the contract term exceeds the NIBB for the prior year (exercisable at the fair market value as of the grant date), but in no event would Mr. Borchardt receive more options than he is entitled to under the applicable option plan (currently 250,000 options per year). Mr. Borchardt received options on 130,975 shares in 1998 with respect to the growth in the Company's earnings from 1996 to 1997 and no options were issued in 1997 with respect to 1995 to 1996 earnings changes, in 1999 with respect to 1997 to 1998 earnings changes or in 2000 with respect to 1998 to 1999 earnings changes. The agreement provides for disability insurance and medical benefits, vacation and perquisites customary for a chief executive officer as well as certain demand and "piggy back" rights to have his shares registered.

          The agreement is terminable by the Company only for cause (as defined in the agreement). If the Company elects not to renew the agreement at its expiration or if Mr. Borchardt terminates employment at age 65, upon a change of control or for good reason (as defined in the agreement), he has the right to become a consultant to the Company until the time of his death. As a consultant, Mr. Borchardt would receive an amount equal to his salary at the time of termination of employment for two years, an amount equal to 75% of that salary for two more years and an amount equal to 50% of that salary for the balance of the consultancy period (all such payments being subject to cost of living adjustments). Upon a change of control (as defined in the agreement) during the term of employment or consultancy, the Company is obligated to pay Mr. Borchardt $2 million (subject to cost of living adjustments), he would have the right to cause the Company to purchase his shares in the Company and he would have the right to remain in employment or to terminate his employment and become a consultant to the Company. If Mr. Borchardt has good reason, he may terminate his employment or consultancy, in which event he is entitled to receive his salary and bonus or his consultancy fee on a periodic or discounted lump sum basis (at his option) for the balance of the employment and/or consulting period and may elect to receive the cash value of unexercised options (whether vested or not). In certain events the Company is required to gross up payments to reflect certain excise taxes which may be imposed under the Internal Revenue Code. Upon Mr. Borchardt's termination of employment for disability, he would receive his salary and bonus for one year and his salary as in effect at the date of termination and benefits until his death. Upon Mr. Borchardt 's death, his estate would receive his salary and bonus for one year and his salary for one additional year thereafter.

          STEPHEN CHU EMPLOYMENT AGREEMENT. When Recoton acquired STD Holding Limited effective August 31, 1995 it entered into an employment agreement with STD Holding's Group Managing Director, Stephen Chu, for a term through December 31, 2001. The agreement may be terminated by the Company for cause or disability (as defined in the agreement), in which case no additional compensation is due. The Company may also terminate the agreement without cause provided that it pays Mr. Chu the benefits which he would have received under the agreement until August 30, 2000.

          The starting base compensation under the agreement was HK$2,390,000 per year (approximately US$308,000), which is subject to a cost-of-living adjustment as well as discretionary adjustments set by the Board of Directors. Effective May 1, 1996 the agreement was amended to include in the base compensation a housing allowance but not to increase the aggregate compensation. Mr. Chu receives customary fringe benefits made available to comparable Recoton employees. Pursuant to the terms of the stock purchase agreement for STD, Mr. Chu is entitled to receive certain bonuses out of a bonus pool established for the employees of STD and its affiliated United States marketing company, InterAct Accessories, Inc. (collectively, New STD) based on net after-tax earnings of New STD. With respect to bonuses accrued for the periods from August 31, 1995 through December 31, 1998, he received payments of $1,677,012 in 1997 and $7,640,450 in 1999. He is entitled to a minimum payment of 3.5% of the cumulative net after-tax earnings of New STD for the period from January 1, 1999 through December 31, 2000, payable between January 1, 2001 and March 30, 2001. Mr. Chu may also be eligible to receive additional payments from the bonus pool as an employee of New STD pursuant to the recommendations of a compensation committee constituted under the stock purchase agreement comprised of Mr. Chu and Mr. Borchardt.

          SPLIT DOLLAR LIFE INSURANCE. Pursuant to two separate Split Dollar Life Insurance Agreements effective as of February 24, 1989 among Recoton and Trudi Borchardt and Marvin Schlacter (the Joint Owners) and Mr. Borchardt, the Company agreed to maintain life insurance policies on Mr. Borchardt's life in the aggregate face amount of $2,500,000, the proceeds of which (after reimbursement to the Company for premiums paid) are payable to beneficiaries designated by the Company and the Joint Owners. Pursuant to three separate Split Dollar Life Insurance Agreements effective December 17, 1994 among Recoton, the Robert and the Trudi Borchardt 1994 Family Trust (the 1994 Borchardt Family Trust) and Robert L. Borchardt, the Company agreed to maintain life insurance policies on the joint lives of Mr. Borchardt and his wife Trudi Borchardt in the aggregate face amount of $10 million and a life insurance policy on the life of Robert L. Borchardt in the face amount of $1.3 million, the proceeds of which (after reimbursement to the Company for premiums paid) are payable to the beneficiary designated by the 1994 Borchardt Family Trust. Effective November 6, 1998, two of the 1994 Split Dollar Life Insurance Agreements on the joint lives of Mr. and Mrs. Borchardt were amended to change the carriers and two additional Split Dollar Life Insurance Agreements were entered into pursuant to which the Company agreed to maintain additional life insurance policies on the joint lives of Mr. and Mrs. Borchardt in the face amount of $4.25 million.

          DEFERRED COMPENSATION AGREEMENTS. Pursuant to a Deferred Compensation Agreement effective as of July 1, 1982 between Recoton and Mr. Borchardt, amounts credited under a prior deferred compensation agreement to Mr. Borchardt plus five percent of the salary which Mr. Borchardt is or may become entitled to receive from the Company together with interest accrued thereon shall be paid to Mr. Borchardt in monthly installments upon termination of his employment for any reason whatsoever. In the event of Mr. Borchardt's death, all or any unpaid portion of his deferred compensation shall be payable to a beneficiary designated by Mr. Borchardt. Mr. Peter Wish and the Company entered into a similar Deferred Compensation Agreement effective as of October 1, 1982.

          CHANGE OF CONTROL ARRANGEMENTS. Options granted under the Company's stock option plans may include provisions accelerating the vesting schedule in the case of defined changes-in- control. Options granted to-date under such plan have included such provision. See also the discussion above regarding Mr. Borchardt's employment agreement.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION*

          Set forth below is a chart and line graph comparing the yearly percentage change in the cumulative total shareholder return (change in year-end stock price plus reinvested dividends) on the Company's common shares with the cumulative total return of the Russell 2000 Index (an index prepared by Frank Russell & Associates composed of companies listed on the New York and American Stock Exchanges and quoted on the Nasdaq Stock Market by market capitalization beginning with the company which ranks 1001 and ending with the company rank of
3000) and a peer group for the period of five fiscal years commencing on December 31, 1994 and ending on December 31, 1999. The chart and graph assume that the value of the investment in the Company's common shares and for each index was $100 on December 31, 1994 and reflects reinvestment of dividends and market capitalization weighing. The dollar amounts indicated in the chart and graph are as of December 31 in each year indicated.


                                                     Cumulative Total Return ($)
========================================================================================================================
Registrant/Index                   1994          1995           1996           1997           1998           1999
========================================================================================================================
Recoton Corporation                 100         100.00          79.67          72.00          95.67          48.00
------------------------------------------------------------------------------------------------------------------------
Peer Group                          100          99.93          83.06          69.48          95.58          88.18
------------------------------------------------------------------------------------------------------------------------
Russell 2000                        100         127.49         154.73         203.91         190.75         187.92
------------------------------------------------------------------------------------------------------------------------


----------
* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                                [GRAPHIC OMITTED]


          The common shares of the following companies have been included in the peer group index: Acclaim Entertainment Inc., Boston Acoustics Inc., Carver Corp., Emerson Radio Corp. and Harman International Industries Inc. The members of the peer group are companies in the Standard & Poor's home entertainment group but Standard & Poor's does not publish an index for such group. Historical share price performance shown on the graph is not necessarily indicative of the future price performance.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all such 1999 filing requirements were complied with except that Dennis Wherry filed a late Form 4 with respect to options granted to his spouse prior to their marriage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          For services rendered during the fiscal year ended December 31, 1999, the Company paid a total of $12,000 for financial consulting services to I. Friedman Equities, Inc., a company of which Mr. Irwin Friedman, a director of the Company, is a principal shareholder. In 1999 Mr. Friedman also received options under the Company's 1998 Stock Option Plan to purchase 5,000 shares at an exercise price of $8.00 per share exercisable at any time until December 20, 2009. This grant was in addition to the grant of 3,000 options made to each non-employee director in 1999.

          Stuart Mont, the Company's Chief Operating Officer, Executive Vice President- Operations and a director, had loans aggregating at their maximum in 1999 of $466,792. The outstanding balance as of March 31, 2000 was $415,843.

                         SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL HOLDERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of the Company's common shares, its only outstanding shares of capital stock, by (a) each person who is known by the Company to own beneficially more than 5% of the outstanding common shares, (b) each director,
(c) the Named Executives and (d) all executive officers and directors as a group as of March 31, 2000. Unless otherwise indicated, each of the shareholders shown in the table below has sole voting and investment power with respect to the common shares beneficially owned.

                                                    Amount and Nature of Beneficial Ownership as of March 31, 2000
                                                    ---------------------------------------------------------------

                                                     Current
                                                    Beneficial         Shares Subject
NAME AND ADDRESS OF BENEFICIAL OWNER(1)              Holdings          to Options (2)           Total             Percent
---------------------------------------             -----------        ---------------          -----             --------
Robert L. Borchardt(3)....................           1,187,859            913,050           2,100,909              16.6%
George Calvi..............................              21,008             12,500              33,508               *
Stephen Chu(5) ...........................               6,010             20,000              26,010               *
Paul E. Feffer............................               1,000              4,000               5,000               *
Irwin S. Friedman(4)......................              28,000             20,500              48,500               *
Joseph M. Idy.............................               5,000              4,000               9,000               *
Jerry Kalov...............................              10,000              3,000              13,000               *
Arnold Kezsbom............................                   0              3,400               3,400               *
Ann R. Leven..............................                   0              3,000               3,000               *
Ronald McPherson..........................              20,194              4,000              24,194               *
Joseph H. Massot..........................              23,721             27,834              51,555               *
Stuart Mont...............................              54,252             59,834             114,086               *
Peter Wish................................              14,573             30,500              45,073               *
First Pacific Advisors, Inc. (6)..........           1,958,100                  0           1,958,100              16.7%
Dimensional Fund Advisers, Inc.(7)........             901,196                  0             901,196               7.7%
Putnam Investments, Inc. and Putnam
   Advisory Company, Inc. (8).............             695,900                  0             695,900               5.9%
All Directors and Executive Officers
   as a Group (19 Persons)................           1,385,947          1,143,518           2,529,465              19.6%

---------------
*    Less than 1%
(1)  Except as otherwise noted below, the address of all persons is c/o Recoton
     Corporation, 2950 Lake Emma Road, Lake Mary, Florida 32746. The address of
     Mr. Chu is c/o STD Holding Limited, Units F-J, 5th Floor, Block 2, Kwai Tak
     Industrial Centre, Kwai Tak Street, Kwai Chung, NT, Hong Kong; the address of Mr. Feffer is 60 Sutton Place, New York, NY 10022; the address of Mr.
     Friedman is 375 Park Avenue, Suite 2608, New York, New York 10152; the
     address of Mr. Idy is 440 Royal Palm Way, Palm Beach, Florida 33480; the
     address of Mr. Kalov is 6308 Valley View Circle, Long Grove, IL 60047; the
     address of Ms. Leven is 785 Park Avenue, New York, NY 10021; and the
     address of Mr. McPherson is 6519 Sweet Maple Lane, Boca Raton, Florida
     33433.
(2)  As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. It does not include securities which that person has the right to acquire. Shares
     Subject to Option includes shares that may be acquired currently or within
     60 days after March 31, 2000 through the exercise of stock options.
(3)  Includes 39,909 shares held by Mr. Borchardt's wife. Mr. Borchardt disclaims beneficial ownership of the shares owned by his wife. Also includes 546,666 shares held by a trust of which Mr. Borchardt and Mr.
     Irwin Friedman are the trustees and of which Mr. Borchardt is the beneficiary (the "Borchardt Trust"), the beneficial ownership of which shares may be attributable to Mr. Borchardt, and 601,284 shares held directly, by a revocable living trust of which Mr. Borchardt is the sole trustee or in an individual retirement account in Mr. Borchardt's name.
     Excludes (a) 30,800 shares as to which Mr. Borchardt holds an irrevocable proxy (valid until August 2005) pursuant to an agreement among the Company,
     Mr. Borchardt, Stephen Chu and other shareholders and 122,190 shares as to which Mr. Borchardt holds an irrevocable proxy (valid until the earlier of
     November 2007 or two years after Micah Ansley and Diane Eberlein both cease to be Company employees) pursuant to an agreement between the Company, Mr.
     Borchardt, Micah Ansley and Diane Eberlein (such shares are to be voted consistent with the recommendation of the Board of Directors of the Company and the holders of such shares are generally free to sell such shares at any time), and (b) 30,000 shares held by a foundation of which Mr.
     Borchardt is a director.
(4)  Irwin Friedman and Robert Borchardt share voting and investment power with respect to the shares held of record by the Borchardt Trust, of which
     Robert Borchardt is the beneficiary. The number of shares shown as owned by
     Mr. Friedman does not include the common shares owned by the Borchardt
     Trust.
(5)  Such shares are subject to an agreement between Mr. Chu, the Company,
     Robert Borchardt and other shareholders which expires in August 2005 pursuant to which Mr. Borchardt holds a proxy to vote the shares consistent with the recommendation of the Board of Directors of the Company. The reported number includes 6,010 of the total 30,800 shares subject to such agreement; Mr. Chu disclaims beneficial ownership of the remaining shares.
(6)  Based on a Schedule 13G Statement dated February 11, 2000 filed with the
     Commission, First Pacific Advisors, Inc. (11400 West Olympic Boulevard,
     Suite 1200, Los Angeles, CA 90064) had shared voting power with respect to
     776,700 shares and shared dispositive power with respect to 1,958,100 shares and FPA Capital Fund, Inc. (11400 West Olympic Boulevard, Suite
     1200, Los Angeles, CA 90064) had sole voting power and shared dispositive power with respect to 630,400 shares as of December 31, 1999. The 630,400 shares reported as owned by FPA Capital Fund, Inc. are also included in the
     1,958,100 shares reported as owned by First Pacific Advisors, Inc. in the table.
(7)  Based on a Schedule 13G Statement dated February 3, 2000 filed with the
     Commission, Dimensional Fund Advisors Inc. (1299 Ocean Avenue, 11th Floor,
     Santa Monica, CA 90401), a registered investment advisor is deemed to have beneficial ownership of 901,196 shares as of December 31, 1999, all of which shares it had sole power to vote. Such shares are held in various investment companies or other investment vehicles for which Dimensional
     Fund Advisors serves as investment manager, no one of which to the knowledge of Dimensional Fund Advisors owns more than 5% of the class.
     Dimensional Fund Advisors disclaims beneficial ownership of all such shares.
(8)  Based on a Schedule 13G Statement dated February 7, 2000 filed with the
     Commission, Putnam Investments Inc. and Putnam Advisory Company, Inc. (One
     Post Office Square, Boston, MA 02109) is deemed to have beneficial ownership of 695,900 shares as of December 31, 1999, of which such companies had shared voting power as to 212,200 shares and shared dispositive power as to 695,900 shares.

                                   PROPOSAL II
                     AMENDMENT TO THE 1998 STOCK OPTION PLAN

          The Company's Board of Directors has unanimously approved an amendment of Section 5 of the Recoton Corporation 1998 Stock Option Plan to increase the number of shares authorized for grant under the 1998 Plan by 1,000,000 shares. The amendment to the 1998 Plan will be effective upon shareholder approval.

          The purpose of the increase in authorized shares is to better facilitate the Company's planned shift to an incentive-based compensation system. As noted above in the report of the Compensation and Option Committee, the Company has retained consultants to recommend appropriate changes to the current compensation system to better reflect the need to incentivize employees to maximize shareholder value. It is expected that such consultants will recommend continued, and possibly increased, usage of options as part of such new system. If the number of options available for future grant is not increased, the Company's ability to adequately carry out any such recommended changes may be adversely affected.

          The following is a summary of the principal provisions of the 1998
Plan.

PURPOSE

          The purpose of the 1998 Plan is to advance the interests of the Company and its shareholders by strengthening the ability of the Company and its subsidiaries to attract and retain persons of ability as employees, directors and consultants and to motivate such employees, directors and consultants, upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend, to exercise their best efforts on behalf of the Company. The 1998 Plan replaced the 1991 Stock Option Plan and the Nonqualified Stock Option Plan as to future grants; options previously granted under such plans will continue for the life of such options.

SHARES AVAILABLE UNDER THE PLAN

          The aggregate number of common shares which may be the subject of options under the 1998 Plan is 1,500,000 before approval of the amendment; it will be 2,500,000 if the amendment is approved by the shareholders. As of April 21, 2000, options for 851,500 shares were outstanding. The maximum number of common shares which may be the subject of options granted to any person during any calendar year can not exceed 250,000.

          Shares subject to options granted under the 1998 Plan as of April 21, 2000 were as follows:

NAME AND CHIEF POSITION                                     NUMBER OF UNITS
-----------------------                                     ----------------

  Robert L. Borchardt, CEO                                        50,000
  Stephen Chu, President of STD Holding Limited                   70,000
  Arnold Kezsbom, CFO                                             30,000
  Stuart Mont, COO                                                30,000
  Peter Wish, EVP                                                 10,000
  Current executive officers                                     268,000
  Current directors who are not executive officers                34,000
  All employees, including all current officers who are
    not executive officers (including 3000 options issued
    a director who is a non-executive officer)                   552,500

          On April 20, 2000 the closing price of the common shares, as reported on Nasdaq, was $9.4375.

          If any option under the 1998 Plan shall expire or terminate without having been exercised in full the unpurchased shares subject to such option may again be made subject to options under the plan. Such number of shares is subject to adjustment resulting from stock dividends, split- ups, conversions, exchanges, reclassifications, or other substitutions of securities for the common shares. Common shares delivered under the 1998 Plan will be made available, at the discretion of the Compensation and Option Committee (the Committee), either from authorized but unissued shares or from previously issued shares of common shares reacquired by the Company, including shares purchased on the open market.

ADMINISTRATION

          The 1998 Plan is administered by the Compensation and Option Committee, which is appointed by the Company's Board of Directors and consists of not less than two members of the Board of Directors who are "Non-Employee Directors" within the meaning of Rule 16b-3(d)(3) (as it may be amended from time to time) promulgated by the SEC under the Securities Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. Under the 1998 Plan, however, options granted to members of the Board of Directors who are not also employees must be granted by action of the full Board and options granted to consultants can be granted by action of either the Committee or the full Board, as applicable. The Board may remove any member of the Committee at any time, with or without cause. Options are granted in the discretion of the Committee or the Board of Directors. For the balance of this description, references to the Committee shall be deemed to refer to the Board of Directors in the case of options granted by the Board to directors or consultants.

TYPES OF OPTIONS TO BE GRANTED

          The Committee may grant under the 1998 Plan either incentive stock options within the meaning of Section 422 of the Code ("incentive stock options" or "incentive options") or options which do not satisfy Section 422 ("non-qualified stock options"), or both (see "Federal Income Tax Consequences" below). The 1998 Plan provides that the aggregate fair market value (determined as of the date of grant of an option) of the common shares with respect to which incentive stock options granted to an individual under all incentive stock option plans of the Company are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. Incentive options can be granted only to employees.

ELIGIBILITY AND CONDITIONS OF GRANT

          Persons eligible to receive options under the 1998 Plan are such employees, directors and consultants of the Company and its subsidiaries as the Committee may select in its sole discretion.

          The number of shares to be optioned to any individual under the 1998 Plan and the term, the exercise price and the vesting schedule thereof is determined by the Committee in its sole discretion (based upon the Committee's determination as to the contribution or anticipated contribution of the individual to the success of the Company), but in the case of incentive options the price shall not be less than the fair market value (110% of the fair market value for ten- percent shareholders) of a Common Share on the date such option is granted and the option term must not exceed 10 years (five years in the case of ten-percent shareholders). Options and all rights thereunder are non-transferable and non-assignable by the holder, except to the extent that the estate of a deceased holder of an option may be permitted to exercise such option or as otherwise allowed by the Committee in certain instances.

EXERCISE OF OPTIONS

          Options shall be exercisable at such rate and times as are fixed by the Committee for each option. Notwithstanding the foregoing, all or any part of any remaining unexercised options granted to any person under the 1998 Plan may be exercised (a) immediately upon (but prior to the expiration of the term of the option) the holder's retirement from the Company on or after his or her 65th birthday, (b) subject to the provisions of the 1998 Plan concerning termination of employment, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, (c) upon the occurrence of such special circumstances or event as in the opinion of the Committee merits special consideration or (d) with a few exceptions, if while the holder is employed by, or serving as a director of or consultant to, the Company there occurs the acquisition by a person or entity, or a group of persons or entities acting in conjunction, of 20% or more of the issued and outstanding shares of the Company having ordinary voting power, or a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, or a merger or consolidation of the Company into or with any other company which results in the acquisition of the Company by a non-affiliated entity, or any other event which would similarly constitute an acquisition of the Company by a non-affiliated entity.

PAYMENT FOR AND ISSUANCE OF SHARES

          Payment for the shares purchased pursuant to the exercise of an option shall be made in full at the time of the exercise of the option either (a) in cash (or by check) or (b) by delivery of previously-owned shares of common shares which the holder has owned for at least six months (which previously-owned shares shall be valued at their fair market value as of the date of such exercise). Furthermore, payment for shares may be by delivery of an order to a broker to sell some or all of such shares and use the proceeds to pay for shares or by any other method as the Committee may permit. The 1998 Plan contains standard provisions to assure that any exercise of an option or the issuance of shares will comply with applicable securities and income tax withholding laws.

EFFECT OF TERMINATION OF EMPLOYMENT

          All or any part of any option, to the extent unexercised, shall terminate upon the cessation or termination of the option holder's employment by the Company as follows: (a) immediately upon termination, if for cause (as determined by the Committee), (b) within one year after termination, if for death or permanent disability or (c) within three months after termination, if for any reason other than termination for cause, death or permanent disability. In addition, in the discretion of the Committee, the exercise period can be extended past the three-month and one- year periods noted above. In all events, however, unexercised options shall terminate on the expiration date set forth in the applicable option certificate.

AMENDMENT AND TERMINATION OF THE PLAN

          The Board of Directors may at any time amend, suspend or discontinue the 1998 Plan except that no amendment to the 1998 Plan can increase the number of shares for which options may be granted under the 1998 Plan or to any individual in any calendar year (except pursuant to the adjustment provisions described above) or change the class of persons to whom options may be granted without shareholder approval, or permit the granting of options after March 22, 2008. In addition, no amendment can alter the terms and conditions of any option granted prior to the amendment, unless the holder consents to such amendment.

FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of certain Federal income tax consequences of participation in the 1998 Plan:

          INCENTIVE OPTIONS

          Under current law, an employee will not realize any taxable income upon the grant or exercise of incentive options. If the employee disposes of the common shares acquired upon the exercise of an incentive option more than two years after the date the option was granted and more than one year after the date the shares are issued or transferred to such person upon the exercise of an option, the employee will realize long-term capital gain in an amount equal to the excess, if any, of the selling price for the common shares over the option exercise price, and the Company will not be entitled to any tax deduction resulting from the issuance or sale of the shares. If an employee disposes of the common shares acquired upon the exercise of an incentive option prior to the expiration of two years from the date the option was granted, or prior to the expiration of one year from the date the common shares were transferred to such employee, any gain realized will be taxable at such time as follows: (1) as ordinary income to the extent of the difference between the option exercise price and the lesser of (a) the fair market value of the common shares on the date the option was exercised or (b) the amount realized on such disposition, and (2) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the employee's holding period for the common shares at the time of disposition. In such case, the Company may claim an income tax deduction (as compensation) for the amount taxable to the employee as ordinary income.

          In general, the amount by which the fair market value of the common shares acquired upon the exercise of an incentive stock option exceeds the exercise price will constitute an item of adjustment for purposes of determining alternative minimum taxable income and under certain circumstances may be subject, in the year in which the option is exercised, to the alternative minimum tax.

          If an individual uses common shares which such employee owns to pay, in whole or in part, the exercise price for optioned shares, (a) the individual's holding period for the newly issued shares of common shares equal in number to the shares of old common shares (the "exchanged shares") which were surrendered upon the exercise shall include the period during which the surrendered shares were held, (b) the employee's basis in such exchanged shares will be the same as the employee's basis in the surrendered shares and (c) no gain or loss will be recognized by the employee on the exchange of the surrendered shares for the exchanged shares. Further, the employee will have a zero basis in the additional shares received over and above the exchanged shares. However, if an employee tenders common shares acquired pursuant to the exercise of an incentive option to pay all or part of the exercise price under an incentive stock option, such tender will constitute a disposition of such previously held common shares for purposes of the one-year (or two-year) holding period requirement applicable to such incentive option and such tender may be treated as a taxable exchange.

          NON-QUALIFIED OPTIONS

          An individual will not recognize any income at the time a non-qualified stock option is granted. Generally, individuals will recognize ordinary income at the time of the exercise of a non-qualified option in a total amount equal to: (1) in the case of options which the individual exercises by payment in cash, the excess of the then fair market value of the shares acquired over the exercise price and (2) in the case of options which an individual exercises by tendering previously owned shares, the then fair market value of the number of shares issued in excess of the number of shares surrendered upon such exercise.

          If a director, officer or ten-percent shareholder receives shares pursuant to the exercise of a non-qualified option, pursuant to Section 83(c) of the Code such individual does not recognize any income until the date on which such individual can sell such shares at a profit without being subject to liability under Section 16(b) of the Exchange Act. Alternatively, a director, officer or principal shareholder who would not otherwise be subject to tax on the value of such individual's shares as of the date the shares are transferred to him or her can file, within 30 days after the shares are acquired by such individual, a written election pursuant to Section 83(b) of the Code to be taxed as of the date of acquisition.

          All income realized upon the exercise of any non-qualified stock option will be taxed as ordinary income. The Company may claim an income tax deduction for the amount taxable to an employee in the same year as those amounts are taxable to the individual. Shares issued upon the exercise of a non-qualified option are generally eligible for capital gain or loss treatment upon any subsequent disposition. Generally, an individual 's holding period will commence from the date such shares are issued and such individual 's basis in such shares will equal their fair market value as of that date. (The holding period of a director, officer or principal shareholder begins on the date on which such person recognizes income with respect to such shares, and such individual's basis in the shares will be equal to the greater of the then fair market value of the shares or the amount paid for such shares.) If an individual uses common shares that such individual owns to exercise a non-qualified option,
(a) the individual's holding period for the newly-issued shares equal in number to the exchanged shares shall include the period during which the surrendered shares were held, (b) the individual's basis in such exchanged shares will be the same as such individual's basis in the surrendered shares, and (c) no gain or loss will be recognized by the individual on the exchange of the surrendered shares for the exchanged shares.

          GENERAL

          An employee will be subject to wage withholding on the amount of ordinary income realized by such employee, as described above. The Company may require that the employee make funds available to the Company to satisfy the withholding requirements.

          SECTION 280G OF THE CODE

          Section 280G of the Code provides that if an officer, shareholder or highly compensated individual receives a payment which is in the nature of compensation, and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his "base salary" (as hereinafter defined), then any amount received in excess of base salary shall be considered an "excess parachute payment." An individual's "base salary" is equal to such person's average annual compensation over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. If the taxpayer establishes, by clear and convincing evidence, that an amount received is reasonable compensation for past or future services, all or a portion of such amount may be deemed not to be an excess parachute payment. Under certain circumstances, options under the 1998 Plan could give rise to excess parachute payments. In any such case, in addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess payment and the Company will not be entitled to any tax deduction to which it otherwise would have been entitled with respect to such payment.

          SECTION 162(M) OF THE CODE

          Under Section 162(m) of the Code, publicly-held companies generally may not deduct compensation that exceeds $1 million to any proxy-named executive officer with respect to the taxable year. Compensation which is performance-based (as defined in Section 162(m) and regulations thereunder), however, is not counted as subject to the deductibility limitations of Section 162(m). Options granted under the 1998 Plan are intended to qualify as performance- based under Section 162(m) and related regulations.

VOTE REQUIRED FOR APPROVAL

          Shareholder approval of the amendment to increase the number of shares eligible for grant under the 1998 Plan is required pursuant to the Code (as it relates to incentive stock options and to Section 162(m)) and the corporate laws of the State of New York.

          Approval of the amendment will require the affirmative vote of the holders of a majority of the votes cast on this issue. There are no rights of appraisal or dissenter's rights as a result of a vote on this issue.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN.

                                  PROPOSAL III
                              SELECTION OF AUDITORS

          Action is to be taken at the Annual Meeting to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ended December 31, 2000.

          Representatives of Deloitte & Touche LLP, which began serving as the Company's independent auditors in 1999, are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                    OTHER MATTERS TO COME BEFORE THE MEETING

          If any matter not described in this proxy statement should properly come before the meeting, the Directors' Proxy Committee will vote the shares represented by it in accordance with its best judgment. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for shareholder action at the Annual Meeting.

                            EXPENSES OF SOLICITATION

          The total cost of this proxy solicitation will be borne by the Company. Officers, agents and employees of the Company and other solicitors retained by the Company may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their out-of-pocket expenses.

                            PROPOSALS BY SHAREHOLDERS

          Shareholders are hereby notified that if they intend to submit proposals for inclusion in the Company's proxy statement and form of proxy for the 2001 Annual Meeting of Shareholders, such proposals must be received by the Company no later than January 12, 2001

                                  MISCELLANEOUS

          Pursuant to Section 726 of the New York Business Corporation Law, the Company has obtained insurance coverage in the aggregate principal amount of $50 million from May 25, 1998 through May 24, 2001 to indemnify the Company and its officers and directors from certain liabilities. The insurance contracts, dated May 25, 1998 with Federal Insurance Company, and Great American Insurance Company cost the Company approximately $170,000 in annual premiums.

          Management knows of no other business to be presented at the Annual Meeting, but if other matters properly do come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

          A COPY OF RECOTON'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST. SUCH REQUEST SHOULD BE SENT TO JOSEPH MASSOT, SECRETARY, RECOTON CORPORATION, 2950 LAKE EMMA ROAD, LAKE MARY, FLORIDA 32746.

                                    By Order of the Board of Directors


                                    Joseph Massot
                                    Senior Vice President-Administration and
                                       Human Resources and Secretary
Lake Mary, Florida
May 3, 2000

                               RECOTON CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 7, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF RECOTON CORPORATION'S BOARD OF DIRECTORS

          The undersigned hereby appoints Joseph H. Massot and Peter M. Ildau and each of them proxies for the undersigned with full power of substitution, to vote all shares of Recoton Corporation capital stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Recoton Corporation, to be held at The Chase Manhattan Bank, 270 Park Avenue, New York, NY, on Wednesday, June 7, 2000 at 2:00 P.M., or at any adjournment of the meeting, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment of the meeting.

          Please mark this proxy as indicted on the reserve side to vote on any item. If no directions are given, this proxy will be voted for the election of all listed nominees, in accordance with the Directors' recommendation on the other matters listed on the reverse side and at the discretion of the proxies on other matters that may properly come before the meeting. Please sign and date on the reverse side and return promptly in the enclosed envelope or otherwise to Recoton Corporation, c/o ChaseMellon Shareholders Services LLC, Proxy Processing, Church Street Station, P.O. Box 1554, New York, NY 10277-1554, so that your shares can be represented at the meeting.

-------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE



                                     (Continued and to be signed on other side)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3, EACH OF WHICH HAS BEEN PROPOSED BY RECOTON CORPORATION.

                                                  FOR  /  /       WITHHELD    /  /    ABSTAIN  /  /
Proposal 1-ELECTION OF DIRECTORS                                  FOR ALL
Nominee:            01 Jerry Kalov
                    02 Ann R. Leven
                    03 Ronald E. McPherson
                    04 Peter Wish

Proposal 3-APPROVAL                               FOR  /  /       WITHHELD   /  /    ABSTAIN  /  /
 OF AUDITORS                                                      FOR ALL

WITHHELD FOR: (Write that nominees' name in the
               space below).

--------------------------------------------


Proposal 2 - Approval of increase in number of

I plan to attend the meeting shares in 1998 Stock Option Plan         /  /

Comments/address change Please mark this box if you have a written    /  /
comment/address change on the reverse side

Receipt is hereby acknowledged of the Recoton Corporation Notice of Meeting and Proxy Statement


Signature______________Signature_______________________Date_____________, 2000

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

-------------------------------------------------------------------------------
                                                  FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE ANY ONE OF THREE WAYS


VOTE BY INTERNET                     [DRAWING OF       Follow the instructions at our Internet address:
24 HOURS A DAY, 7 DAYS A WEEK        A COMPUTER]       http://www.eproxy.com/RCOT

                                       OR


VOTE BY TELEPHONE                    [DRAWING OF       Call toll-free 1-800-840-1208.  There is no charge for the call.
24 HOURS A DAY, 7 DAYS A WEEK        A PHONE]          You will be asked to enter your 11 digit control number which is located in the box in the lower right hand corner of this form.
                                                       Follow the recorded instructions.

                                       OR


VOTE BY MAIL - USE PROXY CARD        [DRAWING OF       Mark, sign and date your proxy voting card and return in the
                                     AN ENVELOPE]      enclosed, pre-paid envelope.



NOTE: If you vote by Internet or telephone, there is no need to mail back this card.

       THANK YOU FOR VOTING.

                                                    APPROVED BY BOARD: 3/23/98
                                             APPROVED BY SHAREHOLDERS: 6/10/98
                        AMENDMENT TO INCREASE SHARES APPROVED BY BOARD: 4/5/00
                  AMENDMENT TO INCREASE SHARES APPROVED BY SHAREHOLDERS: _____


                               RECOTON CORPORATION
                             1998 STOCK OPTION PLAN

          1. PURPOSE. The purpose of this Stock Option Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by directors, employees and consultants of the Corporation and its Subsidiaries upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such directors, employees and consultants on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel, directors and consultants.

          2. DEFINITIONS. When used in this Plan, unless the context otherwise requires: "Board of Directors" shall mean the Board of Directors of the Corporation, as constituted at any time.

               a) "Chairman of the Board" shall mean the person who at the time shall be Chairman (or Co-Chairman) of the Board of Directors.

               b) "Committee" shall mean the Committee hereinafter described in
          Section 3.

               c) "Corporation" shall mean Recoton Corporation.

               d) "Fair Market Value" on a specified date shall mean the closing price at which one Share was traded on the stock exchange, if any, on which Shares are primarily traded on the prior day, or the last sale price or average of the bid and asked closing prices at which one Share was traded on the over-the-counter market on the prior day, as reported on the National Association of Security Dealers Automated Quotation System, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable the value of a Share as established by the Committee for such date using any reasonable method of valuation.

               e) "Options" shall mean the stock options granted pursuant to this Plan.

               f) "Plan" shall mean this 1998 Stock Option Plan of Recoton Corporation, as adopted by the Board of Directors on March 23, 1998, as such Plan from time to time may be amended.

               g) "Share" shall mean a common share of the Corporation.

               h) "Subsidiary" shall mean any corporation 50% or more of whose stock having general voting power is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation.

          3. COMMITTEE. The Plan shall be administered by a Committee which shall consist of two or more directors of the Corporation, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" within the meaning of Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), to the extent that such persons are available to serve (and at any time when there are not at least two of such persons, the Board of Directors shall function as the Committee). The members of the Committee shall be selected by the Board of Directors. Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without cause, by the Board of Directors. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board of Directors. The Committee shall establish such rules and procedures as are necessary or advisable to administer the Plan.

          4. PARTICIPANTS. The class of persons who are potential recipients of Options granted under this Plan consist of the (i) employees of the Corporation or a Subsidiary, as determined by the Committee in its sole discretion; (ii) directors of the Corporation or a Subsidiary who are not also employees of the Corporation or a Subsidiary, as determined by the Board of Directors in its sole discretion and (iii) consultants to the Corporation or a Subsidiary, as determined by the Committee or the Board of Directors in its sole discretion. Notwithstanding any other provision of the Plan to the contrary, all determinations with respect to any Option granted to a director of the Corporation or a Subsidiary who is not also an employee of the Corporation or a Subsidiary shall be made by the Board of Directors and, with respect to any such Option and Options to consultants granted by the Board of Directors, all references in the Plan to the Committee shall be deemed to refer to the Board of Directors.

          5. SHARES. Subject to the provisions of Section 14, the aggregate number of Shares which may be the subject of Options granted under this Plan shall be 2,500,000 Shares, which may be either Shares held in treasury or authorized but unissued Shares. The maximum number of Shares which may be the subject of Options granted to any individual during any calendar year shall not exceed 250,000 Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided for herein and may again be made subject to Options; PROVIDED, HOWEVER, that with respect to any Option granted to any person who is a "covered employee" as defined in Section 162(m) of the Code and the regulations promulgated thereunder that is canceled or repriced, the number of Shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such person and such maximum number of Shares shall be determined in accordance with Section 162(m) of the Code and the regulations promulgated thereunder.

          6. GRANT OF OPTIONS. The number of Options to be granted to any individual shall be determined by the Committee in its sole discretion.

          At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Internal Revenue Code. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any individual who, at the time of such grant, is not an employee of the Corporation or a Subsidiary.

          Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as incentive stock options, and any other incentive stock options, granted to an employee (under this Plan, or any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Internal Revenue Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking options into account in the order in which they are granted.

          If any Option shall expire, be canceled or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto may again be made subject to Options under the Plan.

          Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same employee, director or consultant.

          A certificate of Option signed by the Chairman of the Board of Directors or the President or a Vice President of the Corporation, shall be issued to each person to whom an Option is granted, in the form attached hereto as Exhibit A with respect to an incentive stock option, in the form attached hereto as Exhibit B with respect to a non-qualified stock option granted to an employee or consultant and in the form attached hereto as Exhibit C with respect to a non- qualified stock option granted to a director who is not also an employee.

          7. PRICE. The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be determined by the Committee at the time of grant; PROVIDED, HOWEVER, that the purchase price per share of the Shares to be purchased pursuant to the exercise of an Option which is intended to be an incentive stock option shall not be less than the Fair Market Value of a Share on the day on which the Option is granted.

          8. DURATION OF OPTIONS. The duration of any Option granted under this Plan shall be determined by the Committee in its sole discretion at the time of grant; PROVIDED, HOWEVER, that no Option which is intended to be an incentive stock option shall remain in effect for a period of more than ten years from the date upon which the Option is granted.

          9. TEN PERCENT SHAREHOLDERS. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent of the total combined voting power or value of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

          10. CONSIDERATION FOR OPTIONS. The Corporation shall obtain such consideration for the grant of an Option as the Committee in its discretion may request.

          11. RESTRICTIONS ON TRANSFERABILITY OF OPTIONS. Options shall not be transferable otherwise than by will or by the laws of descent and distribution or as provided in this Section 11. Notwithstanding the preceding, the Committee may, in its discretion, authorize a transfer of all or a portion of any Option, other than an Option which is intended to qualify as an incentive stock option, by such holders who are or were executive officers of the Company (as such officers are determined from time to time by the Board of Directors of the Company) to (i) the spouse, children, stepchildren, grandchildren or other family members of the initial holder ("Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members or (iii) such other persons or entities which the Committee may permit; PROVIDED, HOWEVER, that subsequent transfers of such Options shall be prohibited except by will or the laws of descent and distribution. Any transfer of such an Option shall be subject to such terms and conditions as the Committee shall approve, including that such Option shall continue to be subject to the terms and conditions of the Option and of the Plan as amended from time to time. The events of termination of employment or service under Section 13 shall continue to be applied with respect to the initial holder, following which a transferred Option shall be exercisable by the transferee only to the extent and for the periods provided pursuant to
Section 13. An Option which is intended to qualify as an incentive stock option shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder thereof.

          12. EXERCISE OF OPTIONS. An Option, after the grant thereof, shall be exercisable by the holder at such rate and times as may be determined by the Committee.

          Notwithstanding the foregoing, all or any part of any remaining unexercised Option granted to any person may be exercised in the following circumstances (but in no event prior to approval of the Plan by shareholders as provided in Section 18 or after the expiration of the Option): (a) subject to the provisions of Section 13 hereof, upon the holder's retirement as an employee from the Corporation and all Subsidiaries at or after age 65, (b) subject to the provisions of Section 13 hereof, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, (c) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration, or (d) if, while the holder is employed by, or serving as a director of or consultant to, the Corporation or a Subsidiary, there occurs a Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (i) any "person" or group of "persons" (as the term "person" is used in Sections 13(d) and 14(d) of the Exchange Act ("Person"), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) the beneficial ownership, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the then outstanding securities of the Corporation; (ii) during any period of twelve months, individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election or nomination was approved by the directors in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) a Person acquires beneficial ownership of stock of the Corporation that, together with stock held immediately prior to such acquisition by such Person, possesses more than 50% of the total fair market value or total voting power of the stock ("50% Ownership") of the Corporation, unless the additional stock is acquired by a Person possessing, immediately prior to such acquisition, beneficial ownership of 40% or more of the Common Stock; or (iv) a Person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) assets from the Corporation that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the Corporation immediately prior to such acquisition. Notwithstanding the foregoing, for purposes of clauses (i) and (ii), a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and policies of the Corporation is not transferred from a Person to another Person; and for purposes of clause (iv), a Change in Control will not be deemed to occur if the assets of the Corporation are transferred: (A) to a shareholder in exchange for his or her stock, (B) to an entity in which the Corporation has (directly or indirectly) 50% Ownership, or (C) to a Person that has (directly or indirectly) at least 50% ownership of the Corporation with respect to its stock outstanding, or to any entity in which such Person possesses (directly or indirectly) 50% Ownership.

          An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect ("Exercise Notice"), together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash or by check payable to the order of the Corporation; by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option (provided, that a holder may not use any previously owned Shares unless the holder has beneficially owned such Shares for at least six months); by providing with the Exercise Notice an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Corporation, in cash or by check payable to the order of the Corporation, to pay the full purchase price of the Shares and all applicable withholding taxes; or by such other methods as the Committee may permit from time to time.

          Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option certificate in replacement of the certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.

          13. TERMINATION OF EMPLOYMENT OR SERVICE. All or any part of any Option, to the extent unexercised, shall terminate immediately (i) in the case of an employee, upon the cessation or termination for any reason of the Option holder's employment by the Corporation and all Subsidiaries, or (ii) in the case of a director of the Corporation or a Subsidiary who is not also an employee of the Corporation or a Subsidiary or in the case of a consultant to the Corporation or a Subsidiary, upon the holder's ceasing to serve as a director of or consultant to (as the case may be) the Corporation or a Subsidiary, except that in either case under clause (i) or (ii) above, the Option holder shall have three months following the cessation of the holder's employment with the Corporation and Subsidiaries or his service as a director of or consultant to the Corporation or a Subsidiary, as the case may be, and no longer, to exercise any unexercised Option that the holder could have exercised on the day on which such employment, or service as a director or consultant, terminated; PROVIDED, HOWEVER, that such exercise must be accomplished prior to the expiration of the term of such Option and PROVIDED, FURTHER, that if the cessation of employment or service as a director or consultant is due to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the Option holder or the representative of the Estate or the heirs of a deceased Option holder shall have the privilege of exercising the Options which are unexercised at the time of such disability or death, at any time within one year after the Option holder's disability or death, as the case may be, but prior to the expiration of the term of such Option. Notwithstanding the foregoing or any other provision of the Plan to the contrary, with respect to any Option, the Committee may determine, in its sole discretion, either at the time of grant or thereafter, to permit such Option to be exercised for such period extending beyond the three-month and one-year periods specified above as the Committee deems appropriate, but in no event beyond the expiration of the term of such Option. If the employment or service of any Option holder with the Corporation or a Subsidiary shall be terminated because of the Option holder's violation of the duties of such employment or service with the Corporation or a Subsidiary as such holder may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive), all unexercised Options of such Option holder shall terminate immediately upon such termination of the holder's employment or service with the Corporation and all Subsidiaries, and an Option holder whose employment or service with the Corporation and Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option that such holder might have exercised prior to the termination of employment or service with the Corporation and Subsidiaries.

          Nothing contained herein or in the Option certificate shall be construed to confer on any employee, director or consultant any right to be continued in the employ of the Corporation or any Subsidiary or as a director of or consultant to the Corporation or a Subsidiary or derogate from any right of the Corporation and any Subsidiary to request the resignation of or discharge any employee, director or consultant (without or with pay), at any time, with or without cause.

          14. ADJUSTMENT OF OPTIONED SHARES. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the common stock of the Corporation or if the common stock of the Corporation shall be split up, converted, exchanged, reclassified, or in any way substituted for, the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or other property subject to the terms of the Option to which such holder would have been entitled had such holder actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution; and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder. Any fractional shares or securities payable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner. Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights.

          15. ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES ACT. The Corporation may postpone the issuance and delivery of Shares upon any exercise of an Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any person exercising an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the exercise of an Option, or may issue stop transfer orders in respect thereof.

          16. INCOME TAX WITHHOLDING. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any national, state or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of such Option, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Option. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property due or to become due to the holder of such Option.

          17. ADMINISTRATION AND AMENDMENT OF THE PLAN. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Options not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under Options granted pursuant to the Plan or to any individual during any calendar year or change the class of persons to whom Options may be granted shall be subject to the approval of the shareholders of the Corporation within one year of such amendment.

          Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

          18. EFFECTIVE DATE. This Plan is conditioned upon its approval by the shareholders of the Corporation on or before March 22, 1999, at any special or annual meeting of the shareholders of the Corporation, except that this Plan is adopted and approved by the Board of Directors effective March 23, 1998, to permit the grant of Options prior to the approval of the Plan by the shareholders of the Corporation as aforesaid. If this Plan is not approved by the shareholders of the Corporation within the time period noted above, this Plan and any Options granted hereunder shall be void and of no force or effect.

          19. FINAL ISSUANCE DATE. No Option shall be granted under the Plan after March 22, 2008.

                                                                  EXHIBIT A
                                                        Form of Certificate
                                                        for Incentive
                                                        Stock Options

                               OPTION CERTIFICATE
                             INCENTIVE STOCK OPTION
                                (Non-Assignable)

                   To Purchase _____________ Common Shares of
                               RECOTON CORPORATION
                           Issued Pursuant to the 1998
                    Stock Option Plan of Recoton Corporation


          THIS CERTIFIES that on ________________, 19__,
_________________________________ (the "Holder") was granted an option
("Option"), to purchase at the Option price of $_________ per share all or any part of _____________ fully paid and non-assessable shares Common Shares, p.v. $.20 (the "Shares") of Recoton Corporation ("Corporation"), upon and subject to the following terms and conditions.

          This Option shall expire on _________________, 20__.

          This Option may be exercised or surrendered during the Holder's lifetime only by the Holder. This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution.

          Except as otherwise provided in the1998 Stock Option Plan of Recoton Corporation (the "Plan"), this Option shall be exercisable as follows: [insert vesting schedule; also insert any extension of post-termination exercise period beyond three-month and one-year periods, if determined at time of grant].1 In no event, however, may this Option be exercised after the Option's expiration date.

          The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated by reference and a copy of which is attached to this certificate. A determination of the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

          WITNESS the signature of the Corporation's duly authorized officer.

Dated: _______________________, 19__.

                                                  RECOTON CORPORATION

                                                  By: _________________________
--------
1 If, at the time of grant, the post-termination exercise period extends beyond the three-month and one-year periods, then also add the following: In the event the Option is exercised more than three months after the Holder's termination of employment for reasons other than death or disability, or more than one year after the Holder's termination of employment due to the Holder's disability, then the Option, to the extent so exercised, shall be deemed not to be an incentive stock option.


                                                              EXHIBIT B
                                                    Form of Certificate
                                        for Employees' and Consultants'
                                                  Non-Qualified Options


                               OPTION CERTIFICATE
                           NON-QUALIFIED STOCK OPTION

                   To Purchase _____________ Common Shares of
                               RECOTON CORPORATION
                           Issued Pursuant to the 1998
                    Stock Option Plan of Recoton Corporation


          THIS CERTIFIES that on ________________, 19__, ____________________
(the "Holder") was granted an option ("Option"), which is not an incentive stock option, to purchase at the Option price of $_________ per share all or any part of _____________ fully paid and non-assessable Common Shares, p.v. $.20 (the "Shares"). of Recoton Corporation ("Corporation"), upon and subject to the following terms and conditions. This Option shall expire on _________________, 20__. This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution or as provided pursuant to the 1998 Stock Option Plan of Recoton Corporation (the "Plan"). Except as otherwise provided in the Plan, this Option shall be exercisable as follows: [insert vesting schedule; also insert any extension of post-termination exercise period beyond three-month and one-year periods, if determined at time of grant]. In no event, however, may this Option be exercised after the Option's expiration date.

          The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated by reference and a copy of which is attached to this certificate. A determination of the Committee or the Board of Directors under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Committee or the Board of Directors may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

          WITNESS the signature of the Corporation's duly authorized officer.

Dated: _______________________, 19__.


                                             RECOTON CORPORATION

                                             By: _________________________


                                                                     EXHIBIT C
                                                                     Form of
                                                                    Certificate
                                                               for Non-Employee
                                                             Directors' Options


                               OPTION CERTIFICATE
                           NON-QUALIFIED STOCK OPTION

                   To Purchase _____________ Common Shares of
                               RECOTON CORPORATION
                           Issued Pursuant to the 1998
                    Stock Option Plan of Recoton Corporation



          THIS CERTIFIES that on ________________, 19__, _____________________
(the "Holder") was granted an option ("Option"), which is not an incentive stock option, to purchase at the Option price of $_________ per share all or any part of _____________ fully paid and non-assessable shares Common Shares, p.v. $.20 (the "Shares") of Recoton Corporation ("Corporation"), upon and subject to the following terms and conditions.

          This Option shall expire on _________________, 20__.

          This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution or as provided pursuant to the 1998 Stock Option Plan of Recoton Corporation (the "Plan").

          Except as otherwise provided in the Plan, this Option shall be exercisable as follows: [insert vesting schedule; also insert any extension of post-termination exercise period beyond three-month and one-year periods, if determined at time of grant]. In no event, however, may this Option be exercised after the Option's expiration date.

          The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated by reference and a copy of which is attached to this certificate. A determination of the Board of Directors of the Corporation as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Board of Directors of the Corporation may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

          WITNESS the signature of the Corporation's duly authorized officer.

Dated: _______________________, 19__.

                                                 RECOTON CORPORATION

                                                 By: _________________________